SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 16, 2009

CASTLE ARCH REAL ESTATE INVESTMENT COMPANY, L.L.C. (Exact name of registrant as specified in its charter)

California	000-51230	20-1077312
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
650 Town Center Drive, Suite 780 Costa Mesa, CA 92626

(Address of principal executive offices)
(888) 501-2724
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 16, 2009, our board of directors accepted the resignation of Robert D. Geringer as our president and as a director. Mr. Geringer’s service to us has been significant. Excepting our project in Star Valley Wyoming, Mr. Geringer has identified, vetted, advised our board as to specific opportunities and executed documents binding us to each raw land purchase, including some projects which have been abandoned and/or suspended, each at the Board’s direction.  Mr. Geringer has also pursued, on the company’s behalf, development of each such opportunity, excepting the Star Valley project.  Mr. Geringer’ stewardship and contribution to the company is greatly valued.

Due to the dramatic downturn in the U.S. economy and financial markets and the related staggering drop in demand by production builders and others for real estate which has impacted our business, we greatly slowed our entitlement efforts and land acquisitions. This slowdown in activity is intended to be temporary until prices and demand improve.

Concurrent with the slowdown in our land acquisition and entitlement activities, we commenced entering into joint ventures to purchase foreclosed residential properties directly from banks at prices under market, then improving the homes and reselling them at prices closer to market price. We view these activities as a productive hedging technique until such time as demand for our entitled land returns. Mr. Geringer has indicated that he has had no participation with these activities.

Mr. Geringer’ resignation letter did not state any disagreement with us on any matter relating to our operations, policies, or practices. Nevertheless, upon inquiry, Mr. Geringer indicated that the circumstances surrounding his resignation include the feeling that he has been excluded from participating in our ongoing business activities, opines that he has been denied sufficient access our business records and, when provided with information, it was in many cases stale or incomplete. In instances where his opinion has been solicited, he feels as if he has been often ignored or resisted by other members of the board. While we disagree with Mr. Geringer’s statements as to his access to material business records and the accuracy of the information provided, we agree that he has had increasingly limited participation in many of our more recent business activities.

Both Mr. Geringer and our management expressed an intention to continue to assist the land projects in some capacity on the condition that an acceptable agreement is in place. We value Mr. Geringer’s knowledge and intend to continue to rely upon him to guide our real estate activities. We also intend to do all that is reasonable to ensure that Mr. Geringer remains involved with us in seeing our existing projects to fruition.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

CASTLE ARCH REAL ESTATE INVESTMENT COMPANY, L.L.C.

Date: July 20, 2009

By: /s/ Kirby D. Cochran

Kirby D. Cochran

Chief Executive Officer and member

of the board